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EXHIBIT 21 - - Subsidiaries of the Registrant



     As of September 1, 2000, SBS Technologies, Inc. has the following subsidiaries:

     Name                                        State of Incorporation
     ----                                        ----------------------
     SBS Technologies, Inc., Modular I/O         California, USA

     SBS Technologies, Inc., Embedded
              Computers                          New Mexico, USA

     SBS Technologies, Inc., Connectivity
              Products                           Minnesota, USA

     SBS Technologies, Inc., Industrial
              Computers                          California, USA

     SBS Technologies, Inc., Communications
              Products                           California, USA

     SDL Communications, Inc.                    Massachusetts, USA

     SBS Technologies, Inc., Foreign
              Holding Company                    Nevada, USA

     SBS Technologies Holding GmbH               Germany

     ORTEC Electronic Assembly GmbH              Germany

     SBS OR Computers Verwaltungs GmbH           Germany

     SBS Technologies Europe GmbH                Germany

     SBS OR Industrial Computers
              GmbH & Co. KG                      Germany